Exhibit 10.1

July 24, 2024

John Lucas

Re:	Agreement and General Release

Dear John:

Stanley Black & Decker, Inc. and its subsidiaries and their respective employees, officers, directors and agents (collectively, “Stanley Black & Decker”, “SBD” or the “Company”) and you agree that:

1. Your last day of employment with Stanley Black & Decker will be July 31, 2024 (“Last Day Worked”).

2. In exchange for the execution of this Agreement and General Release by you on or before July 25, 2024, your execution of the Confirming Release (as defined below) as provided in Section 15 and the expiration of the applicable revocation period without valid revocation of the Confirming Release, Stanley Black & Decker agrees to pay and/or provide you with the following, provided you comply with all aspects of this Agreement and further provided Stanley Black & Decker first receives back from you any of Stanley Black & Decker’s property you may have in your possession or control.

a. Stanley Black & Decker will pay you at the monthly rate of $54,166.62, less lawful deductions, for the 12-month period following the Last Day Worked, payable in equal installments in accordance with the Company’s regular payroll schedule; provided, that any installments that would be paid prior to the expiration of the Release Revocation Period (as defined in the Confirming Release) will be withheld and paid on the first regular payroll date following the expiration of the Release Revocation Period. Stanley Black & Decker will also pay you, in a separate payment, the lump-sum amount of $400,000.00, less all lawful deductions, paid no later than 30 days after expiration of the Release Revocation Period. These payments include all entitlements you may have under any Stanley Black & Decker policy, including those covering paid time off and/or severance pay.

b. You will continue to participate in the Stanley Black & Decker Retirement Account Plan and, if applicable, Supplemental Retirement Account Plan through your Last Day Worked, in accordance with the terms of the plans, subject to any amendments that are made to the plans including termination of the plans, or replacement of the plans with another plan.

c. The Company shall provide you with short and long-term disability (“LTD”) benefits through your Last Day Worked. You will remain covered by the Executive Disability Insurance through your Last Day Worked. After your Last Day Worked, you may continue your Executive Disability Insurance at your own expense. For more information, contact Stanley Black & Decker’s Executive Disability insurance agent      .

d. Stanley Black & Decker shall continue to provide you with Basic Life, and Basic Accidental Death and Dismemberment insurance through July 31, 2025. You will continue to receive your current level of Supplemental Employee and Dependent Life insurance, and Accidental Death and Dismemberment coverage through July 31, 2025, provided you continue to make the required contributions. You will then be eligible to convert such coverage in accordance with the terms of the plans.

e. Stanley Black & Decker shall continue to provide you with your current medical, dental, vision, Health Care Flexible Spending Account and/or Group Legal coverage through July 31, 2025, provided you continue to make any required contributions. At that time, you shall have the same COBRA rights commonly provided terminating employees, and you will be sent all the necessary COBRA election materials by our COBRA administrator so that you can make your COBRA election decision. Please note that there are special provisions related to COBRA and Medicare eligibility. Contact Health Equity, our COBRA administrator for questions about how Medicare and COBRA enrollments interact. If currently enrolled, your Health Care FSA continues during your separation period until the end of the month of your last day paid for the current year. You will not be eligible to elect the Health Care FSA during Annual Enrollment for 2025.

f. You will remain a participant in the in Executive Life Insurance Plan through September 30, 2025. After September 30, 2025, you may continue your life insurance coverage at your own expense. For more information, contact Stanley Black & Decker’s Executive Life insurance agent Executive Benefit Solutions at      .

g. You shall be eligible for a 7/12th’s pro-rated payment, if any such payment is earned based on achievement of applicable performance goals, subject to the discretion of the Compensation Committee of the Board of Directors, under the 2024 Management Incentive Compensation Plan, payable at the time such payments are paid to active participants but in no event later than March 15, 2025. You shall not be a participant in such plan beyond your Last Day Worked.

h. The Company will continue to provide you with the same level of executive financial & estate planning and executive physical program benefits as it currently does through December 31, 2024. All other executive perquisites, including the product perquisite shall cease on the Last Day Worked.

i. The Company agrees to waive any requirement that you repay any portion of the sign-on bonus that you received pursuant to that certain offer letter between you and the Company dated January 13, 2023.

You understand and agree that you would not receive all of the money and benefits specified in this section 2 except for your execution of this Agreement and the Confirming Release and your fulfillment of the promises contained in this Agreement and the Confirming Release.

3. In addition to the items set forth in section 2 above:

a. You will retain any Restricted Share Units the Company previously awarded to you under the Long-Term Incentive Plan that are currently vested as of your Last Day Worked, in accordance with the terms of grant.

b. You shall not receive any payments under any LTIP Cycle.

c. If you have been a participant in the Stanley Black & Decker Employee Stock Purchase Plan, you may continue to sell any stock in your employee account through the Plan’s transfer agent, even after your Last Day Worked.

d. While Stanley Black & Decker will not contest your receipt of unemployment compensation, Stanley Black & Decker may and will cooperate in a truthful manner as required by law in any contest initiated by any governmental authority or agency.

4. Other than as explicitly provided for in this Agreement, Stanley Black & Decker shall not pay, or cause to be paid, any other money to you or for your benefit. You acknowledge and agree that you have been fully compensated for all wages, commissions, bonuses, paid time off, expenses and/or any other payments and/or benefits to which you are or believe you may be entitled to, including those wages and benefits governed by the Fair Labor Standards Act and the Family and Medical Leave Act, as a result of your employment with Stanley Black & Decker. In addition, you acknowledge that you have been reimbursed for any and all expenses or costs incurred during employment with Stanley Black & Decker. Other than as explicitly provided in this Agreement, the Company shall not award or pay, or cause to be awarded or paid, any equity, stock options, money, severance or benefits to you or for your benefit.

5. In exchange for the payments and benefits described herein, you and your past, present and future, agents, representatives, executors, administrators, personal representatives, heirs, successors, predecessors, assigns, attorneys, insurers, officers, directors, owners, trustees, affiliates, employees, employee benefit plans and their fiduciaries, and all of their respective agents, representatives, principals, executors, administrators, and assigns, unconditionally release Stanley Black & Decker, and its and their past, present and future agents, representatives, executors, administrators, personal representatives, heirs, successors, predecessors, assigns, attorneys, insurers, officers, directors, owners, trustees, affiliates, employees, employee benefit plans and their fiduciaries, and all of their respective agents, representatives, principals, executors, administrators, and assigns (“Releasees”) from any and all possible claims, demands, causes of action, lawsuits, arbitrations, grievances, damages, compensation, liability, or relief of any kind (collectively, “Claims”) whether known or unknown, absolute or contingent, or asserted or un-asserted, arising from the beginning of time until the date that the Parties sign this Agreement, including but not limited to: (a) all Claims arising out of or from your employment and/or the terms or conditions of your employment with Stanley Black & Decker under any and all possible legal, equitable, tort, contract or statutory theories, including but not limited to any claims for constructive or wrongful discharge or breach of contract, or any tort, except for any claims relating to accrued and vested rights under a retirement plan, and (b) all Claims under the Fair Labor Standards Act, state wage and hour statutes, the Americans with Disabilities Act, the Rehabilitation Act, Title VII of the Civil Rights Act of 1964, the Older Workers’ Benefit

Protection Act, the Civil Rights Act of 1964, 42 U.S.C. § 1981, Consolidated Omnibus Budget Reconciliation Act (COBRA), the False Claims Act, 31 U.S.C. § 3729 et seq., the Family Medical Leave Act, 29 U.S.C. § 2601 et seq., and all other federal, state or local laws prohibiting employment discrimination, retaliation, protecting whistleblowing, and any other Claim alleging discrimination based on disability, religion, sex, gender identity, race, age, retaliation, mental status, genetic information or any other legally protected category. While the Company intends to comply with the notice provisions of the WARN Act, given the uncertainty and changing nature of the exact schedule of staff reductions that may occur, the severance pay and benefit continuation offered above shall provide an offset to any make whole remedy prescribed by the WARN Act.

The parties expressly acknowledge and agree that the general release and waiver set forth in the paragraph above shall exclude: (1) the rights and obligations contained in or provided for under this Agreement; (2) any right or entitlement that you are not allowed by applicable law to waive or release; (3) any right you have to file, cooperate in or participate in a charge, complaint or proceeding with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local agency or commission (“Government Agencies”); and (4) any Claim that may arise only after the execution of this Agreement. You further understand that this Agreement does not restrict or prohibit you (with or without notice to Stanley Black & Decker) from: (i) reporting violations of U.S. federal or state laws or regulations to any Government Agency, (ii) making disclosures that are protected under U.S. federal and state whistleblower laws, and (iii) accepting any monetary reward in connection therewith . You acknowledge and agree to waive the right to receive future monetary recovery directly from Stanley Black & Decker, including payments that result from any complaints or charges that you file with any Government Agency or that are filed on your behalf.

You represent that you have not filed, directly or indirectly, or caused to be filed, any other Claims against the Releasees (or any other individuals/entities released through the execution of this Agreement) (excluding, for the avoidance of doubt, any whistleblower complaints protected under applicable law) in any forum, including federal, state, or local court, in any arbitration, grievance, or any administrative proceeding with any federal, state, or local administrative agency. You acknowledge and agree that should any administrative agency or third party pursue any Claims on your behalf, you waive your right to any monetary or other recovery of any kind directly from Stanley Black & Decker and/or acknowledge that the consideration paid to you by way of this Agreement satisfies any such monetary or other recovery to the extent permitted by law.

6. You represent and warrant that you have not filed, directly or indirectly, or caused to be filed, any Claims against the Releasees (excluding, for the avoidance of doubt, any whistleblower complaints protected under applicable law) in any forum, including federal, state, or local court, in any arbitration, grievance, or any administrative proceeding with any Government Agencies, and that you have not assigned to any other person or entity any Claim you may have against any Releasees.

You represent and warrant that you are not aware of or have already fully disclosed in writing to the Company’s General Counsel any information that could give rise to a claim or cause of action by you or any other person or entity against SBD (excluding, for the avoidance of doubt, any whistleblower complaints protected under applicable law), including without limitation any knowledge of fraud or suspected fraud, overpayments or suspected overpayments, false or misleading statements or suspected false or misleading statements, improper or erroneous financial reporting, violations or suspected violations of any law or regulation, or other irregularities, or any violations of Company policies, procedures, or the Company Code of Business Ethics.

7. a. You agree to return to the Company on or before your Last Day Worked all Company property, documents and other data in your possession, custody or control and to certify in writing that you have returned all such property, documents and other data; provided, however, you will be permitted to retain your Company-provided iPhone, iPad and two computers, so long as all Company information removed and such devices are removed from the Company’s networks. With respect to any secret or confidential information obtained by you during your employment at Stanley Black & Decker, you will not disclose or use for any purpose any such secret or confidential information. For purposes hereof, secret or confidential information includes any invention, innovation, patent application, trade secret, process, technique, formula, recipe, drawing, apparatus, machine or equipment, method for or result of cost calculation, financial report, marketing plan, business plan, customer or supplier information, result of any investigation or experiment made by or on behalf of Stanley Black & Decker, and any sales, production or other competitive information, and any information designated as confidential, acquired by you during the course of your employment by Stanley Black & Decker and all other information that Stanley Black & Decker itself does not disclose to the public. You may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

b. You further agree that any work, design, discovery, invention or improvement conceived, made, developed or received by you during the period of your employment with Stanley Black & Decker, which relates to the actual or anticipated (as of the date hereof) business, operations or research of Stanley Black & Decker, including but not limited to any process, art, machine, manufacture, materials or composition of matter, which could be manufactured or used by Stanley Black & Decker, whether patentable or not, is the sole property of Stanley Black & Decker. The terms invention and improvement as used herein, in addition to their customary meaning, shall mean creative concepts and ideas relating to advertising, marketing, promotional and sales activities.

c. You further state that you have assigned or hereby do assign to Stanley Black & Decker or its designee all right, title and interest worldwide in any or to any idea, work, design, discovery, invention or improvement made or created during your employment at Stanley Black & Decker and to any application for letters patent or for trademark registration made thereon, and to any common law or statutory copyright therein, and that you will cooperate with Stanley Black & Decker in order to enable it to secure any patent, trademark, copyright, or other property right therefore in the United States or any foreign country, and any division, renewal, continuation or continuation-in-part thereof, or for any reissue of any patent issued thereon.

d. You also agree that Stanley Black & Decker has all rights to, possession of, and all title in and to, all electronic files, papers, documents and drawings, including copies thereof, which you may have originated or which came into your possession during your employment with Stanley Black & Decker and which related to the business of Stanley Black & Decker, regardless of whether such electronic files, papers, documents and drawings are kept at your office, at your home or somewhere else, except for any personnel, benefit or compensation information of a personal nature and any general business reference materials or documents which do not contain any confidential or proprietary information.

e. This section is not to be construed as a covenant not to compete.

8. You agree that you will not make any disparaging remarks or demeaning comment, of any kind or nature, regarding Stanley Black & Decker or any of its officers, directors, agents or employees.

9. You understand and agree that Stanley Black & Decker’s policies and Code of Business Ethics prohibit disclosing, even casually, confidential information and also prohibit defaming directors, officers and employees of Stanley Black & Decker. You represent and warrant that, except for copies of postings attached hereto, you have not posted any message on an internet message board or chat room that refers to Stanley Black & Decker or that reveals any Stanley Black & Decker confidence or defames or disparages Stanley Black & Decker or any of its officers, directors, agents or employees. You agree that if the foregoing representation is not true in every respect or if you subsequently make any such posting, this Agreement will have been materially breached by you and Stanley Black & Decker will have no further obligation to provide any of the compensation or benefits referred to in section 2 and you will be liable for damages (both compensatory and punitive) as a result of the injury incurred by Stanley Black & Decker as a result any such posting.

10. You agree not to disclose any information regarding the substance of this Agreement or the Confirming Release. Notwithstanding this Section 10, you may disclose the substance of this Agreement and the Confirming Release to members of your immediate family, your financial advisor, and to any attorney with whom you choose to consult concerning the execution of this Agreement and/or the Confirming Release; provided that you agree that any such person to whom disclosure is made will not disclose any information regarding such disclosure to any third party. You understand that this confidentiality restriction shall not be construed to limit your rights under the National Labor Relations Act.

11. You agree to cooperate with the Company, at the Company’s request, in any inquiry, litigation, investigation, or regulatory process involving any of the Releasees. This section does not require you to provide only information favorable to the Releasees; rather, it means that you will provide to the Company truthful and accurate information as requested of you, to the extent such information is within your possession, custody, or control. The Company will reimburse you for reasonable and documented out of pocket expenses for travel and lodging incurred in connection with your cooperation under this section. This section applies both before and after your Last Day Worked.

12. You agree that if you submit an application to Stanley Black & Decker or any of its’ affiliated companies, Stanley Black & Decker may elect to disregard the application, and you agree to not seek any remedy or initiate any claim, charge, complaint or other action based upon the application being disregarded. If, however, you become employed by an entity that is subsequently acquired by SBD, you will not be required to resign your employment and SBD will not discharge you due to this section.

13. You understand and agree that the Company makes no representations as to the tax consequences of any consideration or benefits provided hereunder (including, without limitation, under Section 409A of the Internal Revenue Code, if applicable), and that you are solely responsible for all income, excise or other taxes, including any penalties and interest, imposed on you with respect to the consideration and other benefits provided to you.

14. You agree that neither this Agreement nor the Confirming Release, nor the furnishing of the consideration for this Agreement and the Confirming Release will be deemed or construed at any time for any purpose as an admission by Stanley Black & Decker of any liability or unlawful conduct of any kind.

15. On or after the Last Day Worked but prior to August 8, 2024, you shall execute the Confirming Release Agreement that is attached as Exhibit A (the “Confirming Release”) and return your executed Confirming Release to the Company so that it is received by       no later than August 8, 2024.

16. This Agreement may not be modified, altered or changed except by you and Stanley Black & Decker in a writing that specifically references this Agreement. You and SBD agree and understand that (1) the Restrictive Covenant Agreement (“RCA”) you signed on January 10, 2023, including the restrictive covenants in section 3 of the RCA, survives and is not superseded by this Agreement or the Confirming Release; (2) the non-competition restriction in section 3.4 of the RCA applies to you and restricts your future activities as provided in section 3.4; and (3) you specifically waive and have no defense that the non-competition restriction in section 3.4 of the RCA is not triggered or does not apply to you based on the circumstances of your termination. Further, Section 5 of the RCA shall be modified to read entirely as follows:

5. REMEDIES. Employee acknowledges that breach of this Agreement by Employee will cause SBD substantial and irreparable harm, which may not be adequately compensated by damages. In the event of Employee’s actual or threatened breach of the provisions of any or all of the restrictions contained in Section 3, SBD shall be entitled to obtain an injunction enjoining Employee from committing such actual or threatened breach, from rendering any services to any person, business or entity benefiting from or participating in the actual or threatened breach, or from rendering any service to any person, business, or entity to which Confidential Information will inevitably be disclosed as a result of Employee’s rendering of such services. In addition to these equitable remedies, the prevailing party shall also be entitled to recover all of its legal remedies along with any attorney’s fees, expenses and costs incurred in connection with legal action. If a court of competent jurisdiction determines that any provision or restriction in Section 3 is unreasonable or unenforceable, Employee and SBD agree that said court shall modify such restriction or provision so that it becomes a reasonable and enforceable restriction on the activities of Employee. If any provision or restriction of this Agreement is determined to be unenforceable, the remaining provisions and restrictions shall not be affected by such determination. Employee acknowledges and agrees that the restrictions contained in Section 3 are reasonable and necessary to protect the legitimate business interests of SBD and will not impair Employee’s ability to earn a living. Employee further acknowledges and agrees that the restricted periods of time set forth in Section 3 are material terms of this Agreement and that SBD is entitled to Employee’s full compliance for the entire periods of time. To ensure such compliance, Employee agrees that the restricted periods of time in Section 3 shall be tolled during any period of time Employee is not in full compliance with such restrictions. Employee shall be relieved of all obligations of Sections 3.3 and 3.4, and of all obligations set forth in Section 14 of the Agreement & General Release in the event that Stanley Black & Decker fails to provide the benefits or to make timely payment of any amounts owed under Section 2 of the Severance Agreement, provided however that such obligations shall only be waived in the event that Employee provides written notice of the failure, and in the event there is such a failure, the Company fails to correct the actual deficiency within thirty calendar days.

You and Stanley Black & Decker understand and agree that Stanley Black & Decker may cure any alleged breaches of the RCA without affecting the enforceability of the RCA.

THE PARTIES HAVE READ AND FULLY CONSIDERED THIS AGREEMENT AND ARE MUTUALLY DESIROUS OF ENTERING INTO THIS AGREEMENT. THE TERMS OF THIS AGREEMENT ARE THE PRODUCT OF MUTUAL NEGOTIATION AND COMPROMISE BETWEEN STANLEY BLACK & DECKER AND YOU; YOU UNDERSTAND THAT THIS AGREEMENT SETTLES, BARS, AND WAIVES ANY AND ALL CLAIMS THAT YOU HAVE OR COULD POSSIBLE HAVE AGAINST STANLEY BLACK & DECKER. YOU HAVE BEEN AFFORDED AT LEAST SEVEN DAYS TO CONSIDER THIS AGREEMENT AND HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY. IF YOU EXECUTE THIS AGREEMENT BEFORE THE EXPIRATION OF SEVEN DAYS AFTER YOUR RECEIPT OF THIS AGREEMENT, YOU HAVE KNOWINGLY AND VOLUNTARILY WAIVED ANY LONGER CONSIDERATION PERIOD THAN THE ONE PROVIDED TO YOU AND SUCH EARLIER SIGNATURE WAS NOT INDUCED BY STANLEY BLACK & DECKER THROUGH FRAUD, MISREPRESENTATION OR A THREAT TO WITHDRAW OR ALTER THIS AGREEMENT PRIOR TO THE EXPIRATION OF SUCH SEVEN-DAY PERIOD. NO CHANGES (WHETHER MATERIAL OR IMMATERIAL) TO THE AGREEMENT SHALL RESTART THE RUNNING OF THIS SEVEN-DAY PERIOD.

HAVING SUBSEQUENTELY ELECTED TO EXECUTE THIS AGREEMENT, TO FULFILL THE PROMISES SET FORTH H EREIN, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH IN SECTION 2 ABOVE, YOU FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTER INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS YOU HAVE OR MIGHT HAVE AGAINST STANLEY BLACK & DECKER.

You and Stanley Black & Decker now voluntarily and knowingly execute this Agreement.

/s/ John Lucas
John Lucas

Signed this 25th day of July, 2024.

STANLEY BLACK & DECKER:

	By:	/s/ Janet Link
Janet Link

Signed this 25th day of July, 2024.

EXHIBIT A

CONFIRMING RELEASE AGREEMENT

This Confirming Release Agreement (the “Confirming Release”) is that certain Confirming Release referenced in the Agreement and General Release (the “Separation Agreement”) entered into by and between John Lucas (“you” or “your”) and Stanley Black & Decker, Inc. and its subsidiaries and their respective employees, officers, directors and agents (collectively, “Stanley Black & Decker”, “SBD” or the “Company”). Unless sooner revoked by you as provided in this Confirming Release, your acceptance of this Confirming Release becomes irrevocable and this Confirming Release becomes effective on the eighth day after you sign it. Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Separation Agreement. In signing below, you agree as follows:

1. You acknowledge and agree that you have been fully compensated for all wages, commissions, bonuses, paid time off, expenses and/or any other payments and/or benefits to which you are or believe you may be entitled to, including those wages and benefits governed by the Fair Labor Standards Act and the Family and Medical Leave Act, as a result of your employment with Stanley Black & Decker. In addition, you acknowledge that you have been reimbursed for any and all expenses or costs incurred during employment with Stanley Black & Decker. Other than as explicitly provided in the Separation Agreement, the Company shall not award or pay, or cause to be awarded or paid, any equity, stock options, money, severance or benefits to you or for your benefit.

2. In exchange for the payments and benefits described in the Separation Agreement, you and your past, present and future, agents, representatives, executors, administrators, personal representatives, heirs, successors, predecessors, assigns, attorneys, insurers, officers, directors, owners, trustees, affiliates, employees, employee benefit plans and their fiduciaries, and all of their respective agents, representatives, principals, executors, administrators, and assigns, unconditionally release Stanley Black & Decker, and its and their past, present and future agents, representatives, executors, administrators, personal representatives, heirs, successors, predecessors, assigns, attorneys, insurers, officers, directors, owners, trustees, affiliates, employees, employee benefit plans and their fiduciaries, and all of their respective agents, representatives, principals, executors, administrators, and assigns (“Confirming Releasees”) from any and all possible Claims whether known or unknown, absolute or contingent, or asserted or un-asserted, arising from the beginning of time until the date that you sign this Confirming Release, including but not limited to: (a) all Claims arising out of or from your employment and/or the terms or conditions of your employment with Stanley Black & Decker under any and all possible legal, equitable, tort, contract or statutory theories, including but not limited to any claims for constructive or wrongful discharge or breach of contract, or any tort, except for any claims relating to accrued and vested rights under a retirement plan, and (b) all Claims under the Fair Labor Standards Act, state wage and hour statutes, Age Discrimination in Employment Act, the Americans with Disabilities Act, the Rehabilitation Act, Title VII of the Civil Rights Act of 1964, the Older Workers’ Benefit Protection Act, the Civil Rights Act of 1964, 42 U.S.C. § 1981, Consolidated Omnibus Budget Reconciliation Act (COBRA), the False Claims Act, 31 U.S.C. § 3729 et seq., the Family Medical Leave Act, 29 U.S.C. § 2601 et seq., and all other federal, state or local laws prohibiting employment discrimination, retaliation, protecting whistleblowing, and any other Claim alleging discrimination based on disability, religion, sex, gender identity, race, age, retaliation, mental status, genetic information or any other legally protected category. While the Company intends to comply with the notice provisions of the WARN Act, given the uncertainty and changing nature of the exact schedule of staff reductions that may occur, the severance pay and benefit continuation offered above shall provide an offset to any make whole remedy prescribed by the WARN Act.

The parties expressly acknowledge and agree that the general release and waiver set forth in the paragraph above shall exclude: (1) the rights and obligations contained in or provided for under the Separation Agreement; (2) any right or entitlement that you are not allowed by applicable law to waive or release; (3) any right you have to file, cooperate in or participate in a charge, complaint or proceeding with any Governmental Agency; and (4) any Claim that may arise only after the execution of this Confirming Release. You further understand that this Confirming Release does not restrict or prohibit you (with or without notice to Stanley Black & Decker) from: (i) reporting violations of U.S. federal or state laws or regulations to any Government Agency, (ii) making disclosures that are protected under U.S. federal and state whistleblower laws, and (iii) accepting any monetary reward in connection therewith . You acknowledge and agree to waive the right to receive future monetary recovery directly from Stanley Black & Decker, including payments that result from any complaints or charges that you file with any Government Agency or that are filed on your behalf.

You represent that you have not filed, directly or indirectly, or caused to be filed, any other Claims against the Confirming Releasees (or any other individuals/entities released through the execution of this Confirming Release) (excluding, for the avoidance of doubt, any whistleblower complaints protected under applicable law) in any forum, including federal, state, or local court, in any arbitration, grievance, or any administrative proceeding with any federal, state, or local administrative agency. You acknowledge and agree that should any administrative agency or third party pursue any Claims on your behalf, you waive your right to any monetary or other recovery of any kind directly from Stanley Black & Decker and/or acknowledge that the consideration paid to you by way of the Separation Agreement satisfies any such monetary or other recovery to the extent permitted by law.

3. You represent and warrant that you have not filed, directly or indirectly, or caused to be filed, any Claims against the Confirming Releasees (excluding, for the avoidance of doubt, any whistleblower complaints protected under applicable law) in any forum, including federal, state, or local court, in any arbitration, grievance, or any administrative proceeding with any Government Agencies, and that you have not assigned to any other person or entity any Claim you may have against any Confirming Releasees.

You represent and warrant that you are not aware of or have already fully disclosed in writing to the Company’s General Counsel any information that could give rise to a claim or cause of action by you or any other person or entity against SBD (excluding, for the avoidance of doubt, any whistleblower complaints protected under applicable law), including without limitation any knowledge of fraud or suspected fraud, overpayments or suspected overpayments, false or misleading statements or suspected false or misleading statements, improper or erroneous financial reporting, violations or suspected violations of any law or regulation, or other irregularities, or any violations of Company policies, procedures, or the Company Code of Business Ethics.

5. You agree that neither the Separation Agreement, this Confirming Release nor the furnishing of the consideration for the Separation Agreement and this Confirming release will be deemed or construed at any time for any purpose as an admission by Stanley Black & Decker of any liability or unlawful conduct of any kind.

YOU HAVE READ AND FULLY CONSIDERED THIS CONFIRMING RELEASE AND DESIRE TO ETNER INTO THIS CONFIRMING RELEASE. THE TERMS OF THIS CONFIRMING RELEASE ARE THE PRODUCT OF MUTUAL NEGOTIATION AND COMPROMISE BETRWEEN STANLEY BLACK & DECKER AND YOU; YOU UNDERSTAND THAT THIS CONFIRMING RELEASE SETTLES, BARS, AND WAIVES ANY AND ALL CLAIMS THAT YOU HAVE OR COULD POSSIBLY HAVE AGAINST STANLEY BLACK & DECKER. YOU HAVE BEEN AFFORDED AT LEAST 21 DAYS TO CONSIDER THIS CONFIRMING RELEASE AND HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY. IF YOU EXECUTE THIS CONFIRMING RELEASE BEFORE THE EXPIRATION OF 21 DAYS AFTER YOUR RECEIPT OF THIS CONFIRMING RELEASE, YOU HAVE KNOWINGLY AND VOLUNTARILY WAIVED ANY LONGER CONSIDERATION PERIOD THAN THE ONE PROVIDED TO YOU AND SUCH EARLIER SIGNATURE WAS NOT INDUCED BY STANLEY BLACK & DECKER THROUGH FRAUD, MISREPRESENTATION OR A THREAT TO WITHDRAW OR ALTER THIS CONFIRMING RELEASE PRIOR TO THE EXPIRATION OF SUCH 21-DAY PERIOD. NO CHANGES (WHETHER MATERIAL OR IMMATERIAL) TO THIS CONFIRMING RELEASE SHALL RESTART THE RUNNING OF THIS 21-DAY PERIOD.

NOTWITHSTANDING THE INITIAL EFFECTIVENESS OF THIS CONFIRMING RELEASE, YOU MAY REVOKE THE DELIVERY (AND THEREFORE THE EFFECTIVENESS) OF THIS CONFIRMING RELEASE WITHIN THE SEVEN-DAY PERIOD BEGINNING ON THE DATE YOU EXECUTE THIS CONFIRMING RELEASE (SUCH SEVEN-DAY PERIOD BEING REFERRED TO HEREIN AS THE “RELEASE REVOCATION PERIOD”). TO BE EFFECTIVE, SUCH REVOCATION MUST BE IN WRITING SIGNED BY YOU AND MUST BE DELIVERED PERSONALLY OR BY COURIER TO THE COMPANY SO THAT IT IS RECEIVED BY       NO LATER THAN 11:59 PM ET ON THE LAST DAY OF THE RELEASE REVOCATION PERIOD. IF AN EFFECTIVE REVOCATION IS DELIVERED IN THE FOREGOING MANNER AND TIMEFRAME, THE RELEASE OF CLAIMS SET FORTH IN SECTION 2 OF THIS CONFIRMING RELEASE WILL BE OF NO FORCE OR EFFECT, AND YOU WILL NOT RECEIVE THE PAYMENTS OR BENEFITS SET FORTH IN SECTION 2 OF THE SEPARATION AGREEMENT.

HAVING SUBSEQUENTLY ELECTED TO EXECUTE THIS CONFIRMING RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH IN SECTION 2 OF THE SEPARATION AGREEMENT, YOU FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, EXECUTE THIS CONFIRMING RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS YOU HAVE OR MIGHT HAVE AGAINST STANLEY BLACK & DECKER.

You now voluntarily and knowingly execute this Confirming Release.

John Lucas

Signed this _______ day of ______________________, 2024.

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